UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 22, 2019

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	2110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $.01 par value per share	IRM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “the Company,” “we,” “us” and “our” refer to Iron Mountain Incorporated.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2019, Iron Mountain Incorporated announced that Barry Hytinen will join the Company as its Executive Vice President and Chief Financial Officer on January 1, 2020.

Mr. Hytinen (44) joins the Company from Hanesbrands, Inc., a publicly traded global apparel company, where he served as Executive Vice President and Chief Financial Officer since October 2017. Prior to Hanesbrands, Inc., Mr. Hytinen served as Executive Vice President and Chief Financial Officer of Tempur Sealy International, Inc. (“Tempur Sealy International”), a publicly traded global bedding manufacturer. Prior to that role and since 2005, he served in a range of finance, corporate development, financial planning and investor relations roles at Tempur Sealy International, including as Executive Vice President, Corporate Development and Finance. There are no arrangements or understandings between Mr. Hytinen and any other persons pursuant to which he was elected as an officer, and Mr. Hytinen has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Hytinen does not have a family relationship with any director or executive officer of the Company.

Mr. Hytinen’s annual base salary will be $725,000 and he will receive a signing bonus of $1,000,000, which is repayable if Mr. Hytinen leaves the Company under certain circumstances within 18 months. Mr. Hytinen’s target annual performance-based cash bonus will be 110% of his base salary. His annual bonus will be determined by the Company’s Compensation Committee (the “Committee”) based on performance criteria established on an annual basis. Mr. Hytinen will also be eligible to relocation benefits based on the Company’s Senior Executive Relocation Program to assist with his relocation to the greater Boston area. The amount Mr. Hytinen will receive under such program is estimated not to exceed $400,000, including tax gross-up assistance.

Mr. Hytinen will receive two sign-on Restricted Stock Unit awards (“RSUs”) with initial target values of $1,500,000 and $1,000,000, respectively, vesting ratably over three and two years, respectively. Subject to the Committee’s approval, Mr. Hytinen will also receive an annual equity award comprising of RSUs with an initial target value of $765,000, vesting ratably over three years, and Performance Units (“PUs”) with an initial target value of $935,000, vesting in 2023 based on performance goals approved by the Committee. Mr. Hytinen will be eligible to receive severance benefits under the Company’s Severance Plan and Severance Program No.1, which are described under “Termination and Change of Control Arrangements” in the Company’s proxy statement filed with the Securities and Exchange Commission on April 11, 2019 (“Severance Program”).

Mr. Hytinen succeeds Stuart Brown who joined the Company in July 2016 and has served as the Company’s Executive Vice President and Chief Financial Officer since August 2016. On November 22, 2019, Mr. Brown and the Company agreed on the terms of Mr. Brown’s departure. Mr. Brown’s departure is not a result of any disagreement with the Company. The Company expects to enter into a separation agreement with Mr. Brown pursuant to which Mr. Brown will continue to serve as the Company’s principal financial officer until December 31, 2019 after which Mr. Brown will remain with the Company for transition purposes through mid-February 2020. The separation agreement between the Company and Mr. Brown will provide that Mr. Brown, in connection with his departure, will be entitled to benefits under the Severance Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Deborah Marson
Name:	Deborah Marson
Title:	Executive Vice President and General Counsel

Date: November 25, 2019